As filed with the Securities and Exchange Commission on December 23, 1997
                                                  Registration No. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    ---------
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           ENVIRONMENT|ONE CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 New York                                      14-1505298
--------------------------------------------------------------------------------
      (State or other jurisdiction of                        (I.R.S. Employer
      incorporation or organization)                        Identification No.)


  2773 Balltown Road, Niskayuna, New York                       12309-1090
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                       (Zip Code)


           Deferred Compensation Plan for Certain Executive Employees
                         of Environment|One Corporation
--------------------------------------------------------------------------------

                            (Full title of the plan)
           Stephen V. Ardia, President, CEO and Chairman of the Board
               2773 Balltown Road, Niskayuna, New York 12309-1090
--------------------------------------------------------------------------------

                     (Name and address of agent for service)
                                 (518) 346-6161
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                                    CALCULATION OF REGISTRATION FEE

                                                                 Proposed                    Proposed
         Title of                                                 maximum                     maximum
        securities                    Amount                     offering                    aggregate                   Amount of
           to be                       to be                       price                     offering                  registration
        registered                  registered                  per share*                    price*                        fee
        ----------                  ----------                  ----------                    ------                        ---
Common Stock, $0.10                50,000 shares                 $ 10.375                    $ 518,750                   $ 153.03
par value per share

     * Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee and based upon the average high and low prices reported by the Nasdaq National Market on December 17, 1997.

                            Exhibit Index on page 2.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                  This Registration Statement is filed pursuant to Item E of the General Instructions for Form S-8 to register additional shares of Common Stock for offer and sale under the Deferred Compensation Plan for Certain Executive Employees of Environment|One Corporation, for which a Registration Statement on Form S-8 (Registration No. 333-15229) is already effective. Except to the extent that exhibits are filed herewith, the contents of the Registrant's Registration Statement on Form S-8 (No. 333-15229) are hereby incorporated by reference.

Item 8.           Exhibits.

   5.1 Opinion of Bond, Schoeneck & King, LLP as to the validity of certain shares being registered.

   23.1   Consent of KPMG Peat Marwick LLP

   23.2   Consent of Bond, Schoeneck & King, LLP (included in Exhibit 5.1).

   24     Power of Attorney (included at page 4 of this Registration Statement).

Item 9.           Undertakings.

         The undersigned registrant hereby undertakes:

                 1.        (a)       To file,  during any period in which offers
                                     or sales are being made,  a  post-effective
                                     amendment to this registration statement to
                                     include  any  material   information   with
                                     respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 2. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Niskayuna, New York on the 16th day of December, 1997.

                                                     ENVIRONMENT|ONE CORPORATION

                                                     By:  /s/ Stephen V. Ardia
                                                          --------------------
                                                          Stephen V. Ardia
                                                          President, CEO and
                                                          Chairman of the Board

                  Each person whose signature appears below hereby authorizes Stephen V. Ardia, as attorney-in-fact, to execute in the name of such person and to file this registration statement (including any changes that he may deem necessary or appropriate) and any amendments, including post-effective amendments, hereto.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                     Title                         Date
         ---------                     -----                         ----

  /s/ Stephen V. Ardia        President, CEO and Chairman      December 16, 1997
      ----------------        of the Board
      Stephen V. Ardia

  /s/ Philip W. Welsh         Treasurer and                    December 16, 1997
      ---------------         Director of Finance
      Philip W. Welsh

  /s/ Walter W. Aker          Director                         December 16, 1997
      --------------
      Walter W. Aker

  /s/ John L. Allen           Director                         December 16, 1997
      -------------
      John L. Allen

  /s/ Angelo Dounoucos        Director                         December 16, 1997
      ----------------
      Angelo Dounoucos

  /s/ Lars G. Grenback         Director                        December 16, 1997
      ----------------
      Lars G. Grenback

  /s/ Robert G. James          Director                        December 16, 1997
      ---------------
      Robert G. James

  /s/ Rolf E. Soderstrom       Director                        December 16, 1997
      ------------------
      Rolf E. Soderstrom